Exhibit 32.1

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Eric T. Steigerwalt, certify that, to my knowledge, (i) Brighthouse Life Insurance Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Brighthouse Life Insurance Company.

Date: August 10, 2026

/s/ Eric T. Steigerwalt
Eric T. Steigerwalt Chairman of the Board, President and Chief Executive Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Brighthouse Life Insurance Company (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.